AMENDMENT NO. 6 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST
OF AMERICAN CENTURY CALIFORNIA
TAX-FREE AND MUNICIPAL FUNDS

	THIS AMENDMENT NO. 6 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST ("Declaration
of Trust") is made as of the 29th day of March, 2016 by the Trustees hereunder.

      WHEREAS, pursuant to Article VIII,
Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust as follows.

      NOW, THEREFORE, BE IT
RESOLVED, the Declaration of Trust is hereby amended by deleting the present Section 3 of
Article VI and inserting in lieu thereof the following:

SECTION 3.  REDEMPTIONS
AT THE OPTION OF THE
TRUST
The Trust shall have the right at its
option and at any time to redeem
Shares of any Shareholder at the net
asset value thereof as described in
Section 1 of this Article VI if: (i) the value of such shares in the account of such Shareholder is less than minimum investment amounts applicable to that account as set forth in the Trust's then-current registration statement under the 1940
Act; (ii) the Shareholder fails to
furnish the Trust with the holder's
correct taxpayer identification
number or social security number
and to make such certifications with
respect thereto as the Trust may
require; (iii) such Shareholder fails
to meet or maintain the qualifications
for ownership of a particular series
or class; or (iv) the Trustees
determine, in their sole discretion,
that the ownership of Shares by one
or more Shareholders is not in the
best interests of the remaining
Shareholders of the Trust or of the
applicable series or class. Provided,
however, that any such redemptions
shall be subject to such further terms
and conditions as the Trustees may
from time to time adopt.

	IN WITNESS WHEREOF, a majority of
the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century California Tax-
Free and Municipal Funds


/s/ Tanya S. Beder
	/s/ Jeremy I. Bulow
Tanya S. Beder
	Jeremy I. Bulow


/s/ Ronald J. Gilson
	/s/ Federick L.A. Grauer
Ronald J. Gilson
	Frederick L.A. Grauer


/s/ Peter F. Pervere
	/s/ Jonathan S. Thomas
Peter F. Pervere
	Jonathan S. Thomas


/s/ John B. Shoven
John B. Shoven

77Q1(a)